Exhibit 99.1

UBIQUITI INC. REPORTS THIRD QUARTER FISCAL 2022 FINANCIAL RESULTS
~ Revenues of $358.1 million ~
~ GAAP Diluted Earnings Per Share of $0.82 ~

New York, NY - May 6, 2022 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced its financial results for the third quarter fiscal 2022, ended March 31, 2022.

Third Quarter Fiscal 2022 Financial Summary

•Revenues of $358.1 million
•GAAP diluted EPS of $0.82
•The Company repurchased and retired 1,264,974 shares of common stock at an average price per share of $272.50.

Additional Financial Highlights

•The Company repurchased 363,214 shares of common stock between April 1, 2022 and May 5, 2022 at an average price of $289.11
•The Company's Board of Directors declared a $0.60 per share cash dividend payable on May 23, 2022 to shareholders of record at the close of business on May 16, 2022.
•The Company has initiated a new stock repurchase program authorizing the Company to repurchase up to $200 million of its common stock, as disclosed in the Form 8-K filed on May 6, 2022.
Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q22	F2Q22	F3Q21
Revenues	358.1	431.6	467.2
Enterprise Technology	295.0	330.4	314.9
Service Provider Technology	63.0	101.2	152.4
Gross profit	116.0	174.7	222.7
Gross Profit (%)	32.4%	40.5%	47.7%
Total Operating Expenses	53.4	49.3	43.7
Income from Operations	62.6	125.4	179.0
GAAP Net Income	50.4	103.6	146.1
GAAP EPS (diluted)	0.82	1.66	2.32
Non-GAAP Net Income	51.0	103.4	144.8
Non-GAAP EPS (diluted)	0.83	1.66	2.30

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Enterprise Technology	$295,043	$314,875	$972,173	$960,507
Service Provider Technology	63,025	152,362	276,374	459,699
Total revenues	$358,068	$467,237	$1,248,547	$1,420,206

Ubiquiti Inc. Revenues by Geographical Area In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
North America	$183,575	$209,515	$579,711	$623,835
Europe, the Middle East and Africa	135,227	189,573	498,836	587,507
Asia Pacific	26,455	36,145	102,152	115,464
South America	12,811	32,004	67,848	93,400
Total revenues	$358,068	$467,237	$1,248,547	$1,420,206

Income Statement Items

Revenues

Revenues for the third quarter fiscal 2022 were $358.1 million, representing a decrease from the comparable prior year period and prior quarter of 23.4% and 17.0%, respectively. Revenues for the first nine months of fiscal 2022 were $1,248.5 million, representing a decrease of 12.1% compared to the first nine months of fiscal 2021.

The decline in revenues, when compared to both the sequential quarter and the comparable prior year period, was primarily driven by declines in both the Enterprise Technology and Service Provider Technology platforms. Overall, revenues were significantly negatively impacted by our inability to fulfill demand due to the global component supply shortage and the continued outbreaks of COVID around the world.

Gross Margins

During the third quarter fiscal 2022, gross profit was $116.0 million. GAAP gross margin of 32.4% decreased 15.3% versus the comparable prior year period GAAP gross margin of 47.7% and decreased 8.1% versus the prior quarter GAAP gross margin of 40.5%.

The decline in gross profit margin, when compared to both prior periods, was primarily driven by a change in mix of products sold and higher component costs, shipping costs and overhead expenses. General transportation costs have increased materially, and we continue to incur additional costs on top of these general costs to expedite shipments.

Research and Development

During the third quarter fiscal 2022, research and development (“R&D”) expenses were $35.3 million. This reflects an increase as compared to R&D expenses of $30.5 million in the comparable prior year period and an increase as compared to R&D expenses of $32.9 million in the prior quarter. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee related expenses, depreciation and amortization expense, prototype testing expenses and professional fees. The increase in R&D expenses as compared to the prior quarter was primarily driven by higher employee related expenses and prototype testing expenses, offset in part by lower professional fees.

Sales, General and Administrative

The Company’s sales, general and administrative (“SG&A”) expenses for the third quarter fiscal 2022 were $18.2 million. This reflects an increase as compared to the SG&A expenses of $13.3 million in the comparable prior year period and an increase as compared to the SG&A expenses of $16.4 million in the prior quarter. The increase in SG&A costs as compared to the comparable prior year period was primarily driven by increased marketing expenses, fees associated with webstore credit card processing and donations to humanitarian relief organizations addressing the military conflict between Russia and Ukraine, offset in part by lower professional and service fees and the benefit of the Business e-mail compromise (‘BEC’) recovery recognized in the quarter ending March 31, 2021. The increase in SG&A costs compared to the prior quarter was primarily due to increased fees associated with webstore credit card processing, increased travel expense and donations to humanitarian relief organizations addressing the military conflict between Russia and Ukraine, offset in part by lower professional and service fees.

Net Income and Earnings Per Share

During the third quarter fiscal 2022, GAAP net income was $50.4 million and non-GAAP net income was $51.0 million. This reflects a decrease in GAAP net income and non-GAAP net income from the comparable prior year period of 65.5% and 64.8%, respectively, primarily driven by a decrease in revenues and lower gross margin. Third quarter fiscal 2022 GAAP earnings per diluted share was $0.82 and non-GAAP earnings per diluted share was $0.83. This reflects a decrease in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 64.7% and 63.9%, respectively.

Global Component Supply

During the three months ended March 31, 2022, we continued to experience a disruption in our supply chain as a result of the COVID-19 pandemic and the global shortage of available components. The current environment has resulted in our inability to fulfill customer orders and has increased our cost base as we have incurred, and we continue to incur, additional costs to expedite deliveries of components and services. Our future results are dependent on our ability to procure components and services and we expect the Company's results to be negatively impacted until the ongoing supply chain and logistics issues caused by the global component supply shortage and the COVID-19 pandemic are resolved.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments of over 137 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19, global component supply, logistics related costs and delays and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenues	$358,068	$467,237	$1,248,547	$1,420,206
Cost of revenues	242,050	244,499	748,369	738,678
Gross profit	116,018	222,738	$500,178	$681,528
Operating expenses:
Research and development	35,261	30,483	100,181	85,208
Sales, general and administrative	18,151	13,255	50,302	36,556
Total operating expenses	53,412	43,738	150,483	121,764
Income from operations	62,606	179,000	349,695	559,764
Interest expense and other, net	(3,252)	(4,890)	(9,784)	(12,420)
Income before income taxes	59,354	174,110	339,911	547,344
Provision for income taxes	9,000	28,035	53,758	85,092
Net income	$50,354	$146,075	$286,153	$462,252
Net income per share of common stock:
Basic	$0.82	$2.33	$4.61	$7.33
Diluted	$0.82	$2.32	$4.61	$7.32
Weighted average shares used in computing net income per share of common stock:
Basic	61,411	62,810	62,089	63,084
Diluted	61,435	62,865	62,125	63,148

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Nine Months Ended March 31,
	March 31, 2022	December 31, 2021	March 31, 2021	2022	2021
Net Income	$50,354	$103,649	$146,075	$286,153	$462,252
Stock-based compensation:
Cost of revenues	18	23	23	63	80
Research and development	629	587	538	1,786	1,560
Sales, general and administrative	227	209	214	654	625
Business e-mail compromise ("BEC") fraud recovery	—	—	(1,876)	—	(1,876)
Litigation settlement	—	—	$—	—	(1,625)
Partial recovery of investment previously impaired	—	(901)	—	(901)	—
Tax effect of Non-GAAP adjustments	(206)	(193)	(183)	(589)	(151)
Non-GAAP net income	$51,022	$103,374	$144,791	$287,166	$460,865
Non-GAAP diluted EPS	$0.83	$1.66	$2.30	$4.62	$7.30

Shares outstanding (Diluted)	61,435	62,361	62,865	62,125	63,148
Weighted-average shares used in Non-GAAP diluted EPS	61,435	62,361	62,865	62,125	63,148

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, litigation settlement, gain on partial recovery of investment previously impaired, Business e-mail compromise fraud recovery and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.

Usefulness of Non-GAAP Financial Information to Investors

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income for the periods presented, are:

•Stock-based compensation expense
•Partial recovery of investment previously impaired
•Litigation settlement
•Business e-mail compromise ("BEC") fraud recovery
•Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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